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                              SEPARATION AGREEMENT


         SEPARATION AGREEMENT (this "Agreement") made as of the 19th day of October, 1998 (the "Effective Date") by and between FRANK H. HOSEA, residing at the address indicated following his signature below (hereinafter referred to as "Employee") and CS WIRELESS SYSTEMS, INC., a Delaware corporation having its principal place of business at 1101 Summitt Avenue, Plano, 75074 (hereinafter referred to as the "Company").

         WHEREAS, Employee and the Company are parties to that certain Employment Agreement dated as of April 2, 1997 (the "Employment Agreement") and the Non-Qualified Stock Option Agreements dated as of June 3, 1996, January 1, 1997 and April 2, 1997 (the "Stock Option Agreements"); and

         NOW THEREFORE, in consideration of their mutual promises, and for other good and valuable consideration, the parties, intending to be legally bound, agree as follows:

1. TERMINATION OF EMPLOYMENT. The Employment Agreement is hereby terminated as of the Effective Date, and shall be of no further force and effect, except as provided in PARAGRAPH 2 and PARAGRAPH 5 below.

2. NON-DISCLOSURE. The non-disclosure covenants contained in PARAGRAPH 9(A) of the Employment Agreement shall survive the termination of the Employment Agreement in accordance with their terms, and the Non-Disclosure Agreement dated as of April 2, 1997 (the "Non-Disclosure Agreement") between the parties shall remain in full force and effect.

3. SEVERANCE. From the date hereof and continuing until April 1, 2000 (the "Term") the Company shall pay Employee severance in an amount (the "Severance Amount") equal to the Base Salary (defined herein) that would have been payable pursuant to the Employment Agreement for the balance of the Term, payable in equal monthly installments. All payments will be made according to Company's normal payroll schedule and shall be made subject to applicable payroll withholding. For the purposes of this Agreement, the term "Base Salary" shall be defined as and deemed to be the sum of $140,000 payable annually during a calendar year. The Parties acknowledge that such sum represents Employee's annual base salary as of the Effective Date.

4. STOCK OPTIONS. The parties acknowledge that options (the "Original Options") to purchase 66,000 shares of the Company's common stock, par value $.001 ("Common Stock"), were granted to Employee under the 1996 CS Wireless Systems, Inc. Incentive Stock Plan, as amended from time to time (the "Plan"). The parties further acknowledge that of the Original Options, options to purchase 14,000 shares of Common Stock at an exercise price of $6.50 per share, and options to purchase 5,000 shares of Common Stock at an exercise price of $9.40 per share, are fully vested (the "Remaining Options") and

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the balance of the Original Options, which represent options to purchase
47,000 shares of Common Stock, are hereby surrendered by Employee to the Company. The Remaining Options shall continue to be governed by the Plan.

5. NON-COMPETITION. (a) Employee and the Company acknowledge and agree that the Non-Competition provisions and restrictions (the "Non-Compete Restrictions") set forth in PARAGRAPH 8 of the Employment Agreement are in full force and effect as of the date hereof. Employee has requested Company to modify the Non-Compete Restrictions. In consideration of the agreement of the Company to modify the terms of the Non-Compete Restrictions and perform the terms of this Separation Agreement. Employee agrees to be bound by the covenants contained in PARAGRAPH 5.(b) below.

(b) Because Employee's services to the Company have been and are special and because Employee had access to and been responsible for developing a portion of the Company's confidential information, Employee covenants and agrees that from the date hereof through April 1, 2000 that he will not, directly or indirectly, either on his own behalf or on behalf of any person, partnership, corporation or otherwise, (i) engage in any business or undertaking directly competitive with the wireless cable television, cable television, subscription television, direct broadcast satellite, direct-to-home, wired video programming, non-wired video programming, wireless Internet access, wireless fixed telephony or other fixed wireless information businesses (the "Related Business") being carried on by the Company or its subsidiaries in any market serviced by the Company or any such subsidiary or (ii) be employed by or provide consulting services to or be an investor, limited partner or shareholder in, any entity or other person engaged in the Related Business within 25 miles from the originally listed and approved FCC broadcast point for each operating entity from which the Company or any of its subsidiaries does business at the Effective Date. The parties agree that the time period and geographical area of non-competition specified above are applicable to the restrictions set forth in (i) and (ii) of the preceding sentence and are reasonable and necessary in light of the transactions entered into in this Agreement. If, however, it shall be determined at any time by a court of competent jurisdiction that either the time period restriction or the geographical area restriction, or both, are invalid or unenforceable, the parties agree that any such invalid restriction shall be amended and reformed to the extent necessary to make same valid and enforceable in the determination of said court, and such restriction, as so amended, shall be enforceable between the parties to the same extent as if such amendment had been made as of the date of this Agreement. This PARAGRAPH 5 shall not apply to investments constituting not more than 5% of the common equity of a publicly traded or privately held company.

6. INSURANCE. To the extent permitted by the Company's insurance carriers and applicable law, and provided you elect to continue such coverage and make any required contributions, the Company agrees that you will remain eligible to participate in the Company's medical and dental plans through the earlier to occur of (i) the expiration of one year from the Effective Date or (ii) such time as you accept full time employment.

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7. RELEASE. (a) Employee hereby releases, remises, and forever discharges, and by these presents does, for himself, his heirs, executors, administrators, legal representatives and assigns, release, remise, and forever discharge the Company, its subsidiaries and Affiliates, its past, present and future divisions; its past, present and future subsidiary and parent corporations; its past, present and future Affiliates and related companies; its successors and assigns; its past, present and future directors, officers, stockholders, agents and employees both personally and as directors, officers, stockholders, agents and employees; and the past, present and future directors, officers, stockholders, agents and employees of its parents, subsidiaries, divisions, Affiliates, related companies and successors and assigns (hereinafter collectively referred to as "the Company and/or its Affiliates"), from any claim, known or unknown, asserted or unasserted, suspected or unsuspected, arising in any way from any actions taken by the Company and/or its Affiliates up to and including the date of the execution of this Agreement, including any claims, demands and causes of action under federal or state law, regulation or decision including any rights to bring any demands, complaints, causes of action, claims and charges under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C.
section 2000e ET SEQ., the Civil Rights Act of 1991, 42 U.S.C. section 1981a ET SEQ., the Employee Retirement Income Security Act, 29 U.S.C. section 1001 ET SEQ., the Age Discrimination Employment Act of 1967, as amended, 29 U.S.C.
section 601 ET SEQ. the Americans with Disabilities Act of 1990, 42 U.S.C.
section 12101 ET SEQ, and any other federal or state law, regulation or decision, including but not limited to any claims arising out of his employment or the termination or resignation of his employment, including claims for wages owed, constructive discharge, wrongful discharge, infliction of emotional distress, breach of contract, breach of any implied covenant of good faith and fair dealing, violation of public policy, violation of company policy or any other common law claims, and any claims, demands or causes of action for injunctive or declaratory relief, reinstatement, compensation for lost wages, workers' compensation, employee or fringe benefits, compensatory or punitive damages, and any claims for attorneys' fees, interest and expenses and costs of litigation, and any other or additional relief.

(b) Without in any way limiting the scope and effect of this PARAGRAPH 7, Employee acknowledges that (i) he would not otherwise be entitled to all of the consideration described herein, and that the Company is providing such consideration in return for Employee's agreement to be bound by the terms of this Agreement; (ii) among the rights he knowingly and voluntarily waives by executing this Agreement is his right to bring against the Company any demands, complaints, causes of action, claims and charges under the Age Discrimination in Employment Act, 29 U.S.C. subsection 621 ET SEQ., or under any other federal or state law, regulation or decision prohibiting discrimination on the basis of race, color, religion, sex, age, national origin, sexual orientation or physical or mental handicap; (iii) he has been advised to consult with an attorney regarding this Agreement and he has, in fact, consulted with an attorney regarding this Agreement; and (iv) he has been given a reasonable period of time within which to consider this Agreement and if he wanted additional time, such time was available to him, up to and including October 29, 1998 which is more than twenty-one (21) calendar days from October 8, 1998 the date on which Employee first was provided with this Agreement and Employee further acknowledges that he does not want more time to consider this

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Agreement and that he has requested that the Agreement be executed on this date. Employee understands that he may revoke this Agreement during the first seven days after he signs it by delivering written notice of his revocation to the Company. Employee understands that if he does not revoke this Agreement within the first seven days after he signs it, it will become effective on the eighth day after he signs it.

8. NOTICES. Any notice permitted or required hereunder shall be deemed sufficient when hand-delivered or mailed by certified mail, postage prepaid, and addressed if to the Company at the address indicated above and if to Employee at the address indicated below (or to such other address as may be provided by notice).

9. MISCELLANEOUS. This Agreement (i) together with the Non-Disclosure Agreement, constitutes the entire agreement between the parties concerning the subjects hereof and supersedes any and all prior agreements or understandings, (ii) may not be assigned by Employee without the prior written consent of the Company and (iii) may be assigned by the Company and shall be binding upon, and inure to the benefit of, the Company's successors and assigns. Headings herein are for convenience of reference only and shall not define, limit or interpret the contents hereof.

10. AMENDMENT. This Agreement may be amended, modified or supplemented by the mutual consent of the parties in writing, but no oral amendment, modification or supplement shall be effective.

11. SPECIFIC PERFORMANCE. The parties acknowledge that the Company would be irreparably damaged and there would be no adequate remedy at law for Employee's breach of PARAGRAPH 5 of this Agreement, and accordingly, the terms thereof shall be specifically enforced. Employee hereby consents to the entry of any temporary restraining order or preliminary or ex parte injunction, in addition to any other remedies available at law or in equity, to enforce the provisions hereof.

12. AFFILIATES. As used herein, the term "Affiliate" shall mean any individual or entity controlling, controlled by or under common control with the Company, now or in the future, including without limitation, partnerships in which the Company or any Affiliate may invest as a limited or general partner and limited liability companies in which the Company or any Affiliate may become a member.

13. SEVERABILITY. The provisions of this Agreement are severable. The invalidity of any provision shall not affect the validity of any other provision.

14. GOVERNING LAW. This Agreement shall be construed and regulated in all respects under the laws of the State of Texas.

         IN WITNESS WHEREOF, this Agreement is entered into as of the date and year first above written.

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                                 CS WIRELESS SYSTEMS, INC.


                                 BY:
                                     ------------------------------------
                                          NAME:  DAVID WEBB
                                          TITLE: PRESIDENT AND
                                                 CHIEF EXECUTIVE OFFICER


                                 EMPLOYEE:
                                           ------------------------------
                                            NAME:     FRANK H. HOSEA
                                            ADDRESS:  1811 FOREST HILLS DRIVE
                                                      MCKINNEY, TX 75070

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